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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 13, 2008, relating to the consolidated financial statements and financial statement schedule of Lincoln Educational Services Corporation and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of the provisions of FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes" as disclosed in Note 2 to the consolidated financial statements), and the effectiveness of Lincoln Educational Services Corporation's internal control over financial reporting, appearing in the Annual Report on Form 10-K of Lincoln Educational Services Corporation for the year ended December 31, 2007, and to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Parsippany, New Jersey
August 7, 2008

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM